Exhibit 1.1

AT&T INC.

U.S.$ 1,050,000,000 3.750% GLOBAL NOTES DUE 2050

UNDERWRITING AGREEMENT

June 16, 2020

To the Representative(s)

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

AT&T Inc., a Delaware corporation (the “Company”), may issue and sell from time to time series of its debt securities registered under the registration statement referred to in Paragraph 1(a) hereof (“Securities” and, individually, “Security”). The Securities will be issued under an Indenture, dated as of May 15, 2013 (the “Indenture”), from the Company to The Bank of New York Mellon Trust Company, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions and selling prices, with all such terms for any particular series being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto (“Underwriters”), for whom you are acting as representative(s) (“Representative”), the series of Securities of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (“Underwritten Securities” and, individually, “Underwritten Security”).

The Underwritten Securities are intended to be listed on the Taipei Exchange (the “TPEx”) in the Republic of China (Taiwan) (the “ROC”), and application will be made by the Company to the TPEx for listing of, and permission to deal in, the Underwritten Securities by way of debt issues to professional institutional investors under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC (“Professional Institutional Investors”), which currently include (as of the date of this Agreement): (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. The Underwritten Securities are also intended to be listed on the New York Stock Exchange (the “NYSE”).

The obligations of the Underwriters under this Agreement shall be several and not joint.

1. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (“Commission”) thereunder and has become effective. As used in this Agreement:

(i) “Registration Statement” as of any time means the Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Underwritten Securities, which time shall be considered the “effective date” of the Registration Statement relating to the Underwritten Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(ii) “Statutory Prospectus” as of any time means the prospectus relating to the Underwritten Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(iii) “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Underwritten Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933.

(iv) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(v) “Applicable Time” means the time and date identified as such in Schedule I of this Agreement.

(b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 8(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, pursuant to which the Underwritten Securities will be issued will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 8(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative(s) by or on behalf of any Underwriter specifically for use therein, or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

(c)

(i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Underwritten Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Underwritten Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underwritten Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) The Company has paid or shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underwritten Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the additional information, if any, identified in Schedule I to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the Company makes no representation or warranty as to information contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for use therein.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts (as defined in Paragraph 3 hereof) and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Securities Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Delayed Delivery Contracts, if any, and the Indenture. The Commission has not issued any order preventing or suspending the use of any part of the Registration Statement or the Prospectus.

(h) Except as described in or contemplated by the General Disclosure Package, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the General Disclosure Package.

(i) On the Delivery Date (as defined in Paragraph 7 hereof) (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, (ii) the Underwritten Securities will have been duly authorized and, upon payment therefor as provided in this Agreement, will constitute legally binding obligations of the Company entitled to the benefits of the Indenture, and (iii) the Underwritten Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

(j) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(k) Except as described in the General Disclosure Package, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the General Disclosure Package.

(l) The financial statements filed as part of the Registration Statement and the General Disclosure Package present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 8(c) hereof, fairly, the consolidated financial condition and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).

(m) The documents incorporated by reference into any Statutory Prospectus, the General Disclosure Package or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 8(c) hereof, prepared by the Company in conformity with the applicable requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, timely filed as required thereby; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(n) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

2. The Underwritten Securities were priced on the date hereof, and subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, on a firm commitment basis, to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto. In consideration of the agreement by the Underwriters to purchase the Underwritten Securities as provided in the preceding paragraph, the Company shall pay to each Underwriter the underwriting commissions set forth opposite such Underwriter in Schedule II hereto (collectively, the “Underwriting Commissions”). The Company hereby appoints Deutsche Bank AG, Taipei Branch as its liquidity provider for providing quotations in respect of the Underwritten Securities in accordance with Article 24-1 of the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds and the relevant regulations and appoints Morgan Stanley Taiwan Limited as the filing agent for purposes of applications to list the Notes on the TPEx. Morgan Stanley Taiwan Limited undertakes to submit this Agreement to the Taiwan Securities Association (the “TSA”) for its consent of recordation as soon as this Agreement is executed but not later than four (4) business days prior to the Delivery Date; and the Company hereby appoints Morgan Stanley Taiwan Limited as the lead underwriter and the filing agent in the ROC in respect of the Underwritten Securities and Morgan Stanley Taiwan Limited agrees that it will act as the lead underwriter and the filing agent for the Company and assist the Company in making the required reporting to the Central Bank of the Republic of China (Taiwan) and the TPEx in connection with the issue and offering of the Underwritten Securities and making an application to the TPEx for the listing and trading of the Underwritten Securities on the TPEx.

3. Any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Representative may approve (“Delayed Delivery Contracts”). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called “Delayed Delivery Underwritten Securities” and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called “Immediate Delivery Underwritten Securities”.

Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representative, for the account of the Underwriters, the compensation specified in Schedule I hereto for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Company.

4. Each Underwriter, severally and not jointly, represents and warrants that:

(a) All licenses, consents, approvals, authorizations, orders and clearances of all regulatory authorities required by such Underwriter, including without limitation, the TSA, for or in connection with the purchase, selling, offering, underwriting and/or distribution of the Underwritten Securities in the ROC and the compliance by such Underwriter with the terms of any of the foregoing have been obtained and are in full force and effect and such Underwriter agrees that, without the prior written consent of the Company, it will not offer or sell the Notes outside the ROC.

(b) It has been and will be solely responsible for assessing the identity and qualifications of the prospective investors in the Underwritten Securities that purchase Underwritten Securities from it and ensuring that the General Disclosure Package is delivered to such investors, in each case on or prior to the Applicable Time.

(c) It has complied with and will comply with all applicable ROC laws and regulations in the purchase, selling, offering, underwriting or distribution of the Underwritten Securities.

(d) It has not, and will not offer, sell or resell, directly or indirectly, the Underwritten Securities, to investors other than Professional Institutional Investors and the Underwritten Securities shall only be re-sold by it to Professional Institutional Investors.

(e) The underwriting commissions described hereunder payable to it may not be repaid or refunded by it by any means or in any form to the Company or its related parties or their designated persons.

5. The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

6. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 8(h) hereof.

Nothing contained in this Paragraph 6 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days (which in any event shall not exceed the maximum days permitted by the applicable laws and regulations or the regulatory authority) in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the General Disclosure Package, the Prospectus or in any other document or arrangement.

7. Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such address, date and time as may be specified in Schedule I hereto. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver the Immediate Delivery Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the

Company of the purchase price by certified or official bank check or checks or wire transfer payable in Federal (same day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in such form or forms and in such denominations as may be set forth in Schedule I. Immediate Delivery Underwritten Securities in registered form shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date.

8. The Company agrees with the several Underwriters that:

(a) The Company will furnish promptly to the Representative and to counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

(b) The Company will deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus, (iii) any Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus. The Company hereby acknowledges that the General Disclosure Package was supplied to the Representative in sufficient copies on or before the Applicable Time. The Underwriters undertake to deliver the General Disclosure Package to the potential investors in the Underwritten Securities by e-mail and all such potential investors have acknowledged receipt of such e-mail on or before the Applicable Time;

(c) During any period when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished the Representative with a copy of such proposed amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, the Company will cause each

Statutory Prospectus (including the Prospectus) and any amendment or supplement thereto to be filed with the Commission as required pursuant to Rule 424 under the Securities Act not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company will promptly advise the Representative (i) when each Statutory Prospectus or any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to any Statutory Prospectus or Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or under Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish the Representative a copy of any amendment or supplement to any Statutory Prospectus, Issuer Free Writing Prospectus or Registration Statement not furnished to the Representative for prior review pursuant to exception (i) or (ii) of the first sentence of this subsection (c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

(d) If, at any time when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representative of the happening of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (c) of this Paragraph 8, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request;

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(f) During a period of five years after the date hereof, the Company will furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system;

(g) The Company will endeavor to qualify the Underwritten Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

(h) The Company will pay the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Statutory Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs incident to the preparation, printing and distribution of each Issuer Free Writing Prospectus to investors or prospective investors; the costs of producing this Agreement, the Delayed Delivery Contracts, if any, and the Indenture; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including fees of counsel to the Underwriters); all expenses and application fees in connection with listing the Underwritten Securities on the TPEx and the NYSE; and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 12 hereof, the Underwriters shall: (x) pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters; and (y) any stamp duty that may be imposed on this Agreement under the ROC Stamp Tax Act, if being executed in the ROC;

(i) Until the termination of the offering of the Underwritten Securities, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act;

(j) During the period beginning on the date hereof and continuing to the Delivery Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any guarantees or support obligations of debt securities of others, in any case with maturities longer than one year, other than Underwritten Securities to the Underwriters and as otherwise disclosed in the Prospectus; provided, however, that this Paragraph 8(j) shall apply only to debt securities of the Company offered and sold in the ROC and listed on the TPEx;

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company has complied and will comply with Rule 433;

(l) The Company has prepared a final term sheet, which is attached hereto as Schedule IV, relating to the Underwritten Securities, containing only information that describes the final terms of the Underwritten Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Underwritten Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus only in the form of one or more term sheets relating to the Underwritten Securities and containing customary information, it being understood that any such free writing prospectus referred to above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement;

(m) The Company agrees to use its commercially reasonable efforts to list, subject to the notice of issuance, the Underwritten Securities on the TPEx and the NYSE; and

(n) In connection with the application to the TPEx for the listing of, and permission to deal in, the Underwritten Securities, the Company agrees that it will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and will maintain such listing until none of the Underwritten Securities is outstanding or until such time as payment of principal, premium, if any, and interest in respect of the Underwritten Securities has been duly provided for, whichever is earlier; provided, however, that if the Company can no longer reasonably maintain such listing in circumstances including, but not limited to, where obtaining or the maintenance of such listing would require preparation of financial statements in accordance with accounting standards other than U.S. GAAP in a manner that, in the Company’s opinion, is burdensome, it will consider obtaining and maintaining the quotation for, or listing of, the Underwritten Securities by such other listing authority, stock exchange and/or quotation system as the Underwriters shall reasonably request. However, if such alternative listing is not available to the Company or is, in the Company’s opinion, burdensome, an alternative listing for the Underwritten Securities need not be considered by the Company. In addition, for so long as the Underwritten Securities are admitted to listing, trading and/or quotation by a listing authority, stock exchange and/or quotation system, and such listing authority, stock exchange and/or quotation system requires the existence of a paying agent in a particular location, the Company will maintain a paying agent as required.

9. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

(b) Each Underwriter shall indemnify and hold harmless the Company, each of their directors, each of their officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

(c) Promptly after receipt by an indemnified party under this Paragraph 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 9, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 9(a) or 9(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

(d) If the indemnification provided for in this Paragraph 9 shall for any reason be unavailable to an indemnified party under Paragraph 9(a) or 9(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 9(d) shall be deemed to include, for purposes of this Paragraph 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Paragraph 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The agreements contained in this Paragraph 9 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 8 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

10. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, on or after the Applicable Time, (a) trading in securities generally on the NYSE or the Taipei Exchange is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the General Disclosure Package, or (d) the Company shall have received notice that any rating of any of the Company’s unsecured senior debt securities, guarantees or support obligations shall have been lowered by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the Company’s unsecured senior debt securities, guarantees or support obligations, or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representative’s reasonable judgment, materially impairs the investment quality of the Underwritten Securities.

11. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

(a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Statutory Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any document incorporated by reference therein) that shall have been disapproved by the Representative.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sullivan & Cromwell LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Either the Senior Executive Vice President and General Counsel or the Vice President – Associate General Counsel and Assistant Secretary to the Company shall have furnished to the Representative his opinion addressed to the Underwriters and dated the Delivery Date, as counsel, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized; and each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity);

(iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the General Disclosure Package, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the General Disclosure Package, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the General Disclosure Package describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters; the Underwritten Securities, the Indenture and any Delayed Delivery Contracts conform to the descriptions thereof contained under the following (or comparable) captions of the Prospectus: “Description of Debt Securities” and “Plan of Distribution”;

(iv) the Immediate Delivery Underwritten Securities have been duly authorized and executed, and, when authenticated by the Trustee and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms;

(v) the Delayed Delivery Underwritten Securities, if any, have been duly authorized and, when executed, authenticated, issued and delivered to, and paid for by, the respective purchasers thereof in accordance with the Indenture and the related Delayed Delivery Contracts, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

(vi) the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1 as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder;

(vii) such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the effective date established by the Prospectus pursuant to Rule 430B(f), at the date of this Agreement or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel has no reason to believe that the Prospectus, at the date of this Agreement or at the Delivery Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1);

(viii) this Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

(ix) no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required under the Included Laws for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten

Securities. The term “Included Laws” means: (i) the laws of the State of New York, (ii) the Delaware General Corporation Law, and (iii) the Federal securities laws of the United States of America that are, in counsel’s experience, normally applicable to transactions of the type contemplated in this Agreement. The term “Included Laws” excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and agencies thereof; (b) state securities laws or Blue Sky laws; (c) the laws that apply to the Underwriters because of their legal or regulatory status, including the rules and regulations of the Financial Industry Regulatory Authority Inc.; and (d) laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues and antitrust issues; and

(x) neither the execution and delivery of the Indenture, this Agreement or any Delayed Delivery Contracts, the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its material subsidiaries is a party or by which the Company, any such subsidiary or any of their assets is bound, or any order or regulation governed by Included Laws known to such counsel to be applicable to the Company or any such subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any such subsidiary.

In rendering such opinion, such counsel may rely, as to the execution of the Indenture by the Trustee, upon a certificate of the Trustee setting forth the facts as to such execution.

In rendering such opinion, such counsel may also rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representative are justified in relying upon the opinion of such other counsel, and (B) as to matters or fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

In rendering such opinion with respect to clause (ix) above, insofar as it relates to regulatory authorities in the states in which the Company or any material subsidiary operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.

(e) The Representative shall have received from (i) Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Indenture, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representative may reasonably require, and (ii) Lee and Li,

Attorneys-at-Law, special Taiwanese counsel to the Company, such opinion or opinions, dated the Delivery Date, with respect to certain matters of Taiwanese law in connection with the issuance and sale of Underwritten Securities and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representative a certificate signed by its Chairman of the Board or its President or a Senior Vice President and its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in Paragraphs 11(a) and 11(h) have been fulfilled;

(ii) as of the Applicable Time and as of the Delivery Date, the Registration Statement and the General Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii) except as may have been publicly disclosed prior to the date of this Agreement, since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package.

(g) (i) The Company shall have furnished to the Representative letters of Ernst & Young LLP, addressed to the Board of Directors of the Company and the Underwriters and dated the date of this Agreement and the Delivery Date, respectively, of the type described in the American Institute of Certified Public Accountants’ AU Section 634 (“AU 634”); (ii) the Representative shall have received a letter, dated the Delivery Date and addressed to the Representative, of any other independent auditor whose report is included or incorporated by reference in the Registration Statement of the type described in AU 634, and in each of (i) and (ii), covering such financial statement items as counsel for the Underwriters may reasonably have requested.

(h) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Delivery Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

(i) The Underwritten Securities shall have been deemed eligible for clearance and settlement through the facilities of Euroclear and Clearstream, and the Company shall have appointed The Bank of New York Mellon Trust Company, N.A., as trustee, or its affiliates, as applicable, to act as registrar and transfer agent and The Bank of New York Mellon, London Branch, will act as paying agent with respect to the Underwritten Securities.

(j) The TSA shall have granted its consent to record registration of this Agreement on or prior to the Delivery Date.

(k) The TPEx shall have agreed to list the Underwritten Securities on or prior to the Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative.

12. If the Company shall fail to tender the Immediate Delivery Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 6 or Paragraphs 10(a)-(d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Immediate Delivery Underwritten Securities and the solicitation of any purchases of the Delayed Delivery Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 6 hereof by reason of the default of one or more Underwriters or pursuant to Paragraphs 10(a)-(d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

13. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing, by facsimile transmission or email, confirmed promptly in writing addressed to the Representative at its address set forth in Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing, by facsimile transmission or email confirmed promptly in writing addressed to the Company at AT&T Inc., 208 S. Akard Street, 18th Floor, Dallas, Texas 75202, Telecopy Number: (214) 653-2578, email: gg5478@att.com, Attention of the Senior Vice President and Treasurer with a copy to the Vice President – Associate General Counsel and Assistant Secretary, AT&T Inc., 208 S. Akard Street, Dallas, 29th Floor, Texas 75202, Telecopy Number: (214) 486-8100, email: ww0118@att.com.

14. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 9 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any such interests and obligation were covered by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Agreement

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841 (k);

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the Product Governance Rules) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) Deutsche Bank AG, Taipei Branch (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the Prospectus and any announcements in connection with the Underwritten Securities; and

(b) the parties to this Agreement note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Underwritten Securities by the Manufacturer and the related information set out in the Prospectus and any announcements in connection with the Underwritten Securities.

17. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and currency deposits) in Taipei.

18. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK.

20. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE UNDERWRITERS IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF THE APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

AT&T INC.

By:	/s/ George B. Goeke
Name: George B. Goeke
Title: Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK AG, TAIPEI BRANCH

/s/ Cynthia Chan
Name: Cynthia Chan
Title: Managing Director

/s/ Nicole Yang
Name: Nicole Yang
Title: Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY TAIWAN LIMITED

/s/ Wallace Ko
Name: Wallace Ko
Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

STANDARD CHARTERED BANK (TAIWAN) LIMITED

/s/ Michelle Lai
Name: Michelle Lai
Title: Head of Capital Market

SCHEDULE I

Underwriting Agreement, dated June 16, 2020 (the “Agreement”)

Registration Statement No. 333-231404

Applicable Time: 11:05 a.m. (Eastern Time) on the date of the Agreement

Additional information comprising the General Disclosure Package as defined in Paragraph 1(e): The final term sheet is attached as Schedule IV.

Representatives and Addresses:

Deutsche Bank AG, Taipei Branch

296 Jen-Ai Road., Sec. 4

Taipei

Taiwan, R.O.C.

Morgan Stanley Taiwan Limited

22nd Floor, 207 Tun-Hwa South Road, Sec. 2

Taipei 106

Taiwan, R.O.C.

Attention: Jimmy Huang

Standard Chartered Bank (Taiwan) Limited

1F, No. 168, Tun Hwa North Road

Taipei

Taiwan, R.O.C.

Attention: Michelle Lai/Capital Markets

Underwritten Securities:

Designation:	3.750% Global Notes due 2050 (the “Notes”)

Principal Amount:	U.S.$1,050,000,000

Date of Maturity:	September 1, 2050, at par

Interest Rate:	3.750% per annum

Interest Payment Dates:	Semiannually on each March 1 and September 1, commencing on September 1, 2020

Purchase Price:	99.900%

Price to Public:	100.000%

Underwriting Commissions:	0.100%

Redemption Provisions:

The Company has the option to redeem all, but not less than all, of the Notes then outstanding on each September 1 on or after September 1, 2025 (each, a “Redemption Date”). In addition, on the first Redemption Date on which the Company opts to redeem Notes, the Company also has the option to instead only redeem 50% of the aggregate principal amount of the Notes then outstanding. If the Company opts to redeem 50% of the aggregate principal amount of the Notes then outstanding on a Redemption Date, any remaining Notes can be redeemed at the Company’s option on a future Redemption Date in whole but not in part. Any redemption described in this paragraph must be on not less than 10 nor more than 40 days’ notice and will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the date of redemption. The Company will calculate the redemption price in connection with any redemption.

In addition, the Company may at any time purchase the Notes by tender, in the open market or by private agreement, subject to applicable law.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected pro rata or, in the case of global notes, in accordance with applicable depositary procedures.

On and after the redemption date, interest will cease to accrue on the Notes redeemed, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.

Form and Authorized Denominations:	The Notes will be issued only in registered, book-entry form. The Notes will be represented by a global security or securities deposited with a common depositary for Euroclear and Clearstream.

Delivery Date, Time and Location:	6:00 a.m. (New York time) on June 24, 2020 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to paragraph 10 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such Notes on the terms and in the manner contemplated by the Prospectus.

SCHEDULE II

Underwriters	Principal Amount of the Notes	Underwriting Commissions
Deutsche Bank AG, Taipei Branch	U.S.$700,000,000	U.S.$700,000
Morgan Stanley Taiwan Limited	U.S.$330,000,000	U.S.$330,000
Standard Chartered Bank (Taiwan) Limited	U.S.$20,000,000	U.S.$20,000
Total	U.S.$1,050,000,000	U.S.$1,050,000

II-1

SCHEDULE III

OFFERING RESTRICTIONS

General

Each of the Underwriters has agreed that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or the accompanying prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such Underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in the Agreement.

Republic of China (Taiwan)

The Underwritten Securities have not been, and shall not be, offered, sold or re-sold, directly or indirectly to investors other than “professional institutional investors” as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC, which currently include: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission of the ROC, (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers and (iii) other institutions recognized by the Financial Supervisory Commission of the ROC. Purchasers of the Underwritten Securities are not permitted to sell or otherwise dispose of the Underwritten Securities except by transfer to a professional institutional investor.

III-1

SCHEDULE IV

Final Term Sheet

June 16, 2020

U.S.$1,050,000,000

AT&T Inc.

3.750% GLOBAL NOTES DUE 2050

ISSUER:	AT&T Inc. (“AT&T”)

TITLE OF SECURITIES:	3.750% Global Notes due 2050 (the “Notes”)

PRICING DATE:	June 16, 2020

SETTLEMENT DATE (T+6):	June 24, 2020 (T+7 Taiwanese business days)

MATURITY DATE:	September 1, 2050, at par

AGGREGATE PRINCIPAL AMOUNT OFFERED:	$1,050,000,000

PRICE TO PUBLIC (ISSUE PRICE):	100.000%

GROSS SPREAD:	0.100%

PRICE TO AT&T:	99.900%

NET PROCEEDS:	$1,048,950,000

USE OF PROCEEDS:	General corporate purposes, which may include debt repayments.

REIMBURSEMENT OF AT&T’S EXPENSES:	Structuring Agents to reimburse $2,100,000 of AT&T’s expenses.

INTEREST RATE:	3.750% per annum

INTEREST PAYMENT DATES:	Semiannually on each March 1 and September 1, commencing on September 1, 2020

DENOMINATIONS:	Minimum of $100,000 and integral multiples of $1,000 in excess thereof

DAY COUNT FRACTION:	30 / 360

OPTIONAL REDEMPTION:	We have the option to redeem all, but not less than all, of the Notes then outstanding on each September 1 on or after September 1, 2025 (each, a “Redemption Date”). In addition, on the first Redemption Date on which we opt to redeem Notes, we also have the option to instead only redeem 50% of the aggregate principal amount of the Notes then outstanding. If we opt to redeem 50% of the aggregate principal amount of the Notes then outstanding on a Redemption Date, any remaining Notes can be redeemed at our option on a future Redemption Date in whole but not in part. Any redemption described in this paragraph must be on not less than 10 nor more than 40 days’ notice and will be at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the date of redemption. In addition, we may at any time purchase the Notes by tender, in the open market or by private agreement, subject to applicable law. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected pro rata or, in the case of global notes, in accordance with applicable depositary procedures.

REDEMPTION FOR CHANGES IN TAX LAW:	Comparable to prior AT&T transactions.

INDENTURE AND RANKING:	The Notes will be issued under an indenture, dated as of May 15, 2013, between AT&T and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be AT&T’s unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under the indenture.

RATINGS:	[Intentionally Omitted]

JOINT BOOKRUNNING MANAGERS:	Deutsche Bank AG, Taipei Branch, Morgan Stanley Taiwan Limited and Standard Chartered Bank (Taiwan) Limited

LEAD STRUCTURING AGENTS:	Deutsche Bank AG, Taipei Branch, LLC, Morgan Stanley & Co. LLC and Standard Chartered Bank (Taiwan) Limited

JUNIOR STRUCTURING AGENTS:	SMBC Nikko Securities America, Inc., Australia and New Zealand Banking Group Limited, CIBC World Markets Corp. and Regions Securities LLC

STRUCTURING AGENTS’ FEE:	$6,825,000

ISIN NUMBER:	XS2191305544

LISTING:	The Notes will be listed on the Taipei Exchange (the “TPEx”). AT&T also intends to apply to list the Notes on the New York Stock Exchange.

ROC SELLING RESTRICTIONS:	The Notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly to investors other than “professional institutional investors” as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC. Purchasers of the Notes are not permitted to sell or otherwise dispose of the Notes except by transfer to the aforementioned professional institutional investors.

REFERENCE DOCUMENT:	Prospectus Supplement, dated June 16, 2020; Prospectus, dated May 13, 2019.

MIFID II PRODUCT GOVERNANCE / ECPS AND PROFESSIONAL INVESTORS ONLY TARGET MARKET – SOLELY FOR THE PURPOSES OF THE MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE NOTES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE NOTES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING OR SELLING OR RECOMMENDING THE NOTES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE NOTES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

THE TPEX IS NOT RESPONSIBLE FOR THE CONTENT OF THIS TERM SHEET AND NO REPRESENTATION IS MADE BY THE TPEX AS TO THE ACCURACY OR COMPLETENESS OF THIS TERM SHEET. THE TPEX EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY FOR ANY LOSSES ARISING FROM, OR AS A RESULT OF THE RELIANCE ON, ALL OR PART OF THE CONTENTS OF THIS TERM SHEET. ADMISSION TO THE LISTING AND TRADING OF THE NOTES ON THE TPEX SHALL NOT BE TAKEN AS AN INDICATION OF THE MERITS OF US OR THE NOTES.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CONTACTING THE ISSUER AT AT&T INC.’S SPECIALIST – EXTERNAL REPORTING, AT&T INC., 208 S. AKARD ST., DALLAS, TEXAS 75202, +1 (210) 351-3049, OR BY CALLING THE UNDERWRITERS AT DEUTSCHE BANK AG, TAIPEI BRANCH AT +886 2 2192 4666, MORGAN STANLEY TAIWAN LIMITED AT +886 2 2730 2888 OR STANDARD CHARTERED BANK (TAIWAN) LIMITED AT +886 2 2716 6261.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM. A SECURITIES RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE REVISED OR WITHDRAWN AT ANY TIME.

EXHIBIT A

AT&T INC.

DELAYED DELIVERY CONTRACT

                                                                                                               , 20

AT&T Inc.

208 S. Akard Street

Dallas, Texas 75202

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from AT&T Inc., a Delaware corporation (the “Company”), and the Company hereby agrees to sell to the undersigned, $                 principal amount of the Company’s above-captioned securities (“Securities”), offered by the Company’s prospectus, dated                 , as supplemented by the prospectus supplement, dated                  (collectively, the “Prospectus”), receipt of a copy of which is hereby acknowledged, at a purchase price of     % of the principal amount thereof plus accrued interest from                  to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.

Payment for and delivery of the Securities to be purchased by the undersigned shall be made on                 , 20 , herein called the “Delivery Date”.

At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefore at the office of The Bank of New York Mellon Trust Company, N.A. Payment will be by certified or official bank check or wire transfer payable in Federal (same day) funds settled through the New York Clearing House, or such other Clearing House as the Company may designate, to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

A-4

This Contract will terminate and be of no further force and effect after , 20 , unless (i) on or before such date it shall have been executed and delivered by both parties hereto and (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus). The Company will mail or deliver to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 11(d) of the Underwriting Agreement.

The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

This Contract may be executed by any of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Very truly yours,

By

Title

Address

Accepted as of , 20

AT&T INC.

By

Title: